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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 2003, except as to the first paragraph of Note 6, which is as of April 11, 2003, relating to the financial statements, which appears in the Gadzooks, Inc. Annual Report on Form 10-K for the year ended February 1, 2003. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
October 24, 2003